EXHIBIT 4.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH [***].

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.

ARTELO BIOSCIENCES, INC.

COMMON STOCK WARRANT

No. 25-0801	Issuance Date: August 1, 2025

Artelo Biosciences, Inc., a Nevada corporation (the “Company”), hereby certifies that ABK Labs, Inc., a Delaware corporation, its permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company up to 55,000 shares (each, a “Share” and collectively the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), at an exercise price per Share of $10.20 (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth (the “Warrant”).  The shares purchasable upon the exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares.”

This Warrant shall expire and shall no longer be exercisable three (3) months after the termination of the Holder’s Service for any reason, or at such later time as the Board of Directors may determine; provided, that if such termination occurs prior to the six (6)-month anniversary of any Change in Control, then this Warrant shall expire and shall no longer be exercisable six (6) months after the termination of the Holder’s Service, or at such later time as the Board of Directors may determine.

1. Definitions; Vesting; Exercise.

(a)	Definitions. For purposes of this Warrant:

(a)	“Board of Directors” means the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(b)	“Cause” means any of the following:

1

a.

The continued failure of the Holder to substantially perform the Service (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Holder which specifically identifies the manner in which the Company (or its successor or affiliate) believes that the Holder has not substantially performed.

b.	The willful engagement by the Holder in illegal conduct or the conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude.

c.

The commission of an act by Holder, or the failure of Holder to act, in its performance of the Service, which constitutes gross negligence or material misconduct; provided, that no such act, or failure to act, will be considered “willful” if the Holder reasonably believed that the action or omission was in, or not opposed to, the best interests of the Company (or its successor or affiliate).

d.

The breach by the Holder of any material provision of this Agreement or any consulting agreement between the Holder and the Company or any Parent or Subsidiary or the violation by the Holder of any material written policy of the Company or any Parent or Subsidiary.

(c)	“Change in Control” of the Company means the occurrence of any of the following events:

a.	The event of any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the then outstanding Common Stock of the Company.

b.	A consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger.

c.	A sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

2

(d)	“Consultant” means a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor.

(e)	“Employee” means any individual who is an employee of the Company, a Parent or a Subsidiary, or who is a statutory employee, pro labore manager or statutory director of the Company, a Parent or a Subsidiary.

(f)	“First Performance Milestone” means the Company’s Market Capitalization equaling or exceeding $[***] for any period of thirty (30) consecutive Trading Days occurring on or prior to the fourth (4th) anniversary of the Vesting Commencement Date.

(g)	“Market Capitalization” means, on any trading day, the product of (A) the closing price of one share of Common Stock on the principal exchange or market on which the Common Stock is then traded, multiplied by (B) the number of shares of Common Stock issued and outstanding as reported in the Company’s most recently filed periodic report with the U.S. Securities and Exchange Commission.

(h)	“Officer” means any individual who is an officer of the Company, a Parent or a Subsidiary.

(i)	“Outside Director” means a member of the Board of Directors or similar body of a Parent or a Subsidiary who is not an Employee.

(j)	“Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns equity interests possessing 50% or more of the total combined voting power of all classes of stock or equity interests in one of the other entities in such chain.

(k)	“Second Performance Milestone” means the Company’s Market Capitalization equaling or exceeding $[***] for any period of thirty (30) consecutive Trading Days occurring on or prior to the fourth (4th) anniversary of the Vesting Commencement Date.

(l)	“Service” means service as an Employee, Outside Director, Officer or Consultant, and may include Service by a beneficial owner of Holder (and not Holder directly).

(m)	“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns equity interests possessing 50% or more of the total combined voting power of all classes of equity interest in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

3

(n)	“Trading Day” means a day on which the principal exchange or market on which the Common Stock is then listed or quoted is open for trading.

(o)	“U.S. Person” shall mean a person described in Rule 902(k) of Regulation S of the Securities Act (or any successor rule or provision), which generally defines a U.S. person as any natural person resident in the United States, any estate of which any executor or administrator is a U.S. Person, or any trust of which of any trustee is a U.S. Person.

(p)	“Vesting Commencement Date” shall mean August 1, 2025.

(b) Vesting. Subject to the Holder’s continuous Service through each applicable vesting date (except as otherwise provided below) and subject to the other terms and conditions of this Warrant, the Shares subject to this Warrant shall vest and become exercisable as follows:

(i) Base-Compensation Tranche. Fifteen Thousand (15,000) Shares shall vest in equal monthly installments over the twenty-four (24) month period beginning on the Vesting Commencement Date, with 1/24th of such Shares vesting on each monthly anniversary of the Vesting Commencement Date.

(ii) Longer-Horizon Tranche. Fifteen Thousand (15,000) Shares (the “Longer-Horizon Tranche”) shall vest in four (4) equal annual installments on each of the first four (4) anniversaries of the Vesting Commencement Date; provided, however, that if the First Performance Milestone is achieved at any time prior to the fourth (4th) anniversary of the Vesting Commencement Date, then all then-unvested Shares in the Longer-Horizon Tranche shall vest in full immediately upon the date the First Performance Milestone is achieved.

(iii) First Performance Kicker Tranche. Ten Thousand (10,000) Shares shall vest in full and become immediately exercisable upon the achievement of the First Performance Milestone.

(iv) Outperformance Kicker Tranche. Fifteen Thousand (15,000) Shares shall vest in full and become immediately exercisable upon the achievement of the Second Performance Milestone.

(v) Forfeiture Upon Termination. Any Shares that are not vested and exercisable as of the date of the termination of the Holder’s Service (after giving effect to any accelerated vesting provided for above) shall automatically and without consideration be forfeited and shall no longer be eligible for purchase hereunder as of the date of such termination.

(vi) Time-Limited Single Trigger Acceleration. If on or before the first anniversary of the Vesting Commencement Date the Agreement is terminated by the Company (or its successor) without Cause, then all unvested Shares subject to the vesting conditions set forth in Section 1(b)(i) will immediately vest as of such date.

(vii) Double-Trigger Acceleration. If a Change in Control of the Company occurs, and at any time after the Change in Control and on or before the first anniversary of the Change in Control the Agreement is terminated by the Company (or its successor) without Cause, then all unvested Shares subject to the vesting conditions set forth in Section 1(b)(i) and 1(b)(ii) will immediately vest as of such date.

4

(c) Exercise. Subject to the terms and provisions herein, any vested Shares may be exercised by the Holder at any time, in whole or in part, but only to the extent that such Shares had become exercisable before the Holder’s Service terminated (or became exercisable as a result of the termination, when applicable.

2. Method of Exercise; Payment.

(a) Exercise by Holder. The purchase rights represented by this Warrant may be exercised for cash, by the Holder, in whole or in part, at any time as specified above, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b) Alternatively, Holder may exercise this Warrant, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	equals the closing price of the Company’s Common Stock, as reported on the Nasdaq exchange (or if such shares are no longer trading on Nasdaq, then the exchange on which the Company’s Common Stock is then listed and if the Company’s Common Stock is no longer traded on an exchange, then the primary public market, e.g. the OTC market, on which the Company’s Common Stock is then traded) on the trading date preceding the date of the election to exercise; or, if the Company’s Common Stock is not then listed or traded on an exchange or a public trading market, then the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and the Company, the fees and expenses of which shall be paid by the Company;

(B)	equals the Exercise Price, as adjusted from time to time in accordance herewith; and

(X)	equals the number of Shares Holder wishes to exercise in accordance with the terms of this Warrant by means of a cashless exercise.

(c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

5

(d) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

(e) Acknowledgment. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Section 2, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3. Warrant.

(a) Transfer and Replacement. Subject to compliance with applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Shares without having a new Warrant issued. The Holder consents that the Company may, if it desires, permit the transfer of this Warrant out of the Holder’s name only when the Holder’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state “blue sky” laws. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the warrant or warrants surrendered.

(b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 3, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3.

(d) Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

6

4. Rights and Obligations of Holders of this Warrant.

The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Notice of Exercise, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

5. Adjustments.

During the Exercise Period, the Exercise Price and the number of Shares shall be subject to adjustment from time to time as provided in this Section 5.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 5 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 5 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

7

(d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

(e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(f) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

(g) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall round up the number of shares to the issued.

6. Legends.

All certificates representing shares of Common Stock underlying this Warrant shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

8

7. Disposition of Warrants or Shares.

The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the Securities Act. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

8. Merger or Consolidation.

The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

9. Notices.

Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9):

If to the Company:

Artelo Biosciences, Inc.

505 Lomas Santa Fe, Suite 160

Solana Beach, CA 92075 USA

President and Chief Executive Officer

If to the Holder:

ABK Labs, Inc.

ATTN: Alex Kehaya

417 Bryant Cir

Ojai, CA 93023

Notwithstanding the time of effectiveness of notices set forth in this Section 9, a Notice of Exercise shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section 9.

9

10. Governing Law.

This Agreement shall be governed by and construed solely and exclusively in accordance with and pursuant to the internal laws of the State of California without regard to the conflicts of laws principles thereof; provided, that matters concerning the issuance of Common Stock or other matters of corporate governance shall be governed by and construed solely and exclusively in accordance with and pursuant to Chapter 78 of the Nevada Revised Statutes. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in or near Marin County, California. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the or near Marin County, California, and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in California. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

11. Successors and Assigns.

This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

12. Headings.

The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

13. Severability.

If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

14. Modification and Waiver.

This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

15. Assignment.

This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant as Exhibit B hereto, and, upon the Company’s receipt thereof, and in any event, within five (5) business days thereafter, the Company shall issue a Warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

[SIGNATURE PAGE FOLLOWS]

10

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by one of its officers thereunto duly authorized.

ARTELO BIOSCIENCES, INC.

By:
Name:	Gregory D. Gorgas
Title:	President & Chief Executive Officer

11

EXHIBIT A

NOTICE OF EXERCISE

To Be Executed by the Holder in Order to Exercise the Common Stock Warrant

The undersigned Holder hereby elects to purchase ________ Shares pursuant to the attached Common Stock Warrant, and requests that certificates for securities be issued in the name of:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

(Please type or print name and address)

_______________________________________________________________________________________________

(Social Security or Tax Identification Number)

and to be delivered to: _______________________________________________________________________________________________

_______________________________________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [________________].

HOLDER:

By:
Name:
Title:

Address:

Dated: _________________

12

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.

Do not use this form to exercise the warrant.)

TO:	Artelo Biosciences, Inc.
505 Lomas Santa Fe, Suite 160
Solana Beach, CA 92075

FOR VALUE RECEIVED, ____________ shares of the foregoing Common Stock Warrant of Artelo Biosciences, Inc. and all rights evidenced thereby are hereby assigned to:

__________________________________________________________________________________________________ whose address is:

(Print Name)

_______________________________________________________________________________________________

(Address)

_______________________________________________________________________________________________

(City, State, Zip)

Dated: _____________________, 20___

Holder’s Signature: _________________________________ Holder’s Address: __________________________________ __________________________________

Signature Guaranteed:  _________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Common Stock Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Common Stock Warrant.

13